Exhibit 10.1

Amendment No. 2 to Stock Purchase Agreement

     This Amendment No. 2 (“Amendment”) is made as of January 19, 2010, and hereby amends that certain Stock Purchase Agreement (“Agreement”) made as of July 24, 2009, by and between GENESIS SOLAR CORPORATION (formerly known as “COGENCO INTERNATIONAL, INC.”), a Colorado corporation (“Buyer”), and GENESIS ENERGY INVESTMENTS PLC, an Hungarian entity operating as a public company whose common stock is traded on the Budapest Stock Exchange (“Seller”), as the Agreement was amended by Amendment No. 1 dated November 24, 2009. Capitalized terms not otherwise defined herein are defined by reference to the Agreement. When used herein, the term “Agreement” includes the Stock Purchase Agreement made as of July 24, 2009, as amended.

RECITALS

     A.      Seller and Buyer entered into the Agreement for the purpose of Buyer acquiring all of the issued and outstanding shares of capital stock of

  Genesis Solar España, S.L. (“GSE,” the “GSE Shares”), a Spanish entity that is in the process of planning, financing and building a plant in Spain to manufacture high-tech solar panels using thin film technology which has acquired real estate and is substantially advanced in the permitting process for the manufacturing plant to be located near Cádiz, Spain.
  Genesis Solar Singapore Pte. Ltd. (“GSS,” the “GSS Shares”), a corporation formed under the laws of Singapore that is also in the process of planning, financing and building a plant to manufacture high-tech solar panels using thin film technology in Singapore; and
  Genesis Solar Hungary Kft (“GSH,” the “GSH Shares) an entity formed under the laws of Hungary.

     B.      Seller and Buyer entered into the Amendment No. 1 to the Agreement to waive: (i) certain conditions precedent to the acquisition by Buyer, (ii) the Buyer’s obligation to buy and the Seller’s obligation to sell the GSH Shares, and (iii) provide Buyer an option to purchase the GSH Shares as described herein, and further

     C.      Seller and Buyer desire to further amend the Agreement to provide Buyer the opportunity to purchase certain know-how owned by Seller and the Acquired Companies (or any one of them) which know-how is associated with the design, construction, operation, and maintenance of a plant for the manufacture of solar panels using thin film technology and other photovoltaic products (“GEI Know-How”), to exercise its right to complete the due diligence, conditions, and covenants necessary to acquire GSE and to acquire GSE while continuing to perform the due diligence necessary, and to continue to complete the conditions and covenants, for the acquisition of GSS at a later time.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

     1.      All references in the Agreement, as amended (including, without limitation, in this Amendment), to “Cogenco Interrnational, Inc.” or “Cogenco” shall mean Genesis Solar Corporation, a Colorado corporation formally known as Cogenco International, Inc., until the effectiveness of a name change on December 7, 2009.

     2.      Article 2 (entitled “SALE AND TRANSFER OF SHARES; CLOSING”), Section 2.1 (entitled “SHARES”) of the Agreement be and hereby is amended to read as follows:

2.1      SHARES.

     (a)      Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the GSE Shares and the GSS Shares to Buyer, and Buyer will purchase the Shares from Seller (with the GSE Shares and the GSS Shares more specifically described as:

-	241,110 business quotas (in Spanish: participaciones sociales) representing a primary stake (in Spanish: capital social) of € 7,247,766.60), amounting to no than 100% of the outstanding GSE Shares, with a book value as reflected on the
Balance Sheets and Interim Balance Sheets and at the Closing Date of not less than € 7,300,000;

-	10,000 shares of equity stock of GSS, amounting to no less than 100% of the outstanding
GSS Shares, with a book value as reflected on the Balance Sheets and Interim Balance
Sheets and at the Closing of not less than € 3,000,000.

     (b)      Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the GEI Know-How to the Buyer.

     3.      Article 2 (entitled “SALE AND TRANSFER OF SHARES; CLOSING”), Section 2.2 (entitled “PURCHASE PRICE”) of the Agreement be and hereby is amended to read as follows:

     2.2      PURCHASE PRICE. Subject to the terms and conditions of this Agreement, the purchase price (the “Purchase Price”)

     (a)      for the GSE Shares will be 7,000,000 shares of the Buyer’s common stock (the “Cogenco Shares for GSE”) and one share of Cogenco Series A Preferred Stock,

     (b)     for the GSS Shares will be 2,000,000 shares of the Buyer’s common stock (the “Cogenco Shares for GSS”), and

(c)      for the GEI Know-How will be 336,493 shares of the Buyer’s common stock (the “Cogenco Shares for GEI Know-How”).

(c)      When used here, the term “Cogenco Shares” refers to the Cogenco Shares for GSE, the Cogenco Shares for GSS, the Cogenco Shares for GEI Know-How, and the Cogenco Series A Preferred Stock, as applicable.

4.      Article 2 (entitled “SALE AND TRANSFER OF SHARES; CLOSING”), Section 2.3 (entitled “CLOSING”) of the Agreement be and hereby is amended to read as follows:

2.3      CLOSING. The purchase and sale (the “Closing”) for the acquisition by Buyer of the GSE Shares, the GSS Shares, and the GEI Know-How provided for in this Agreement will take place at the offices of Buyer’s counsel at 10:00 a.m. (local time) on the later of (i) March 1, 2010 or (ii) the date that is two business days following the termination of the applicable waiting period under the HSR Act (if applicable), or at such other time and place as the parties may agree.

(a)      At the Buyer’s written election, the Buyer may purchase the GSE Shares at a first Closing at any time prior to March 1, 2010 as the Buyer may elect, and defer the purchase of the GSS Shares pending the completion of due diligence with respect to GSS and other conditions precedent to the Closing for the purchase of GSS. The Buyer may purchase the GEI Know-How at either the first Closing with the GSE Shares or at the subsequent Closing with the GSS Shares, in the Buyer’s discretion.

(b)      If the Buyer exercises the option to purchase the GSE Shares at an initial Closing and the GSS Shares at a later Closing, the Agreement will be automatically (and without further action of the parties) amended so that the deliveries, representations, warranties, conditions, and covenants and other terms of this Agreement that refer to the Acquired Companies will refer only to GSE or GSS, based on the entity being acquired at the Closing in question

(c)      Subject to the provisions of Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

5.      Article 2 (entitled “SALE AND TRANSFER OF SHARES; CLOSING”), Section 2.4(b) of the Agreement be and hereby is amended to read as follows:

2.4      CLOSING OBLIGATIONS. At the Closing:

          * * *

              b.      Buyer will deliver to Seller:

(i)      9,336,493 Cogenco Shares, all of which will be shares of common stock of the Buyer bearing an appropriate legend under SEC Rule 144 and other appropriate law (or, if the Closing will be for the acquisition of GSE only, 7,000,000 Cogenco Shares and, if the Closing will be for the acquisition of GSS only, 2,000,000 Cogenco Shares; the Buyer will acquire the GEI Know-How for 336,493 Cogenco Shares at either the Closing for the acquisition of the GSE Shares or the GSS Shares).

(ii)      One share of Cogenco Series A Preferred Stock (at the Closing involving the purchase of the GSE Shares); and

(iii)      a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

6.      REPRESENTATIONS AND WARRANTIES OF SELLER.

(a)      Seller, as of the date of this Amendment, hereby restates its representations and warranties as contained in ARTICLE 3 of the Agreement to Buyer, but with the agreement that when used therein the term “Acquired Companies” or “each Acquired Company” means only GSE and GSS, or (if there will be two Closings, GSE at the Closing for the acquisition of the GSE Shares or GSS at the Closing for the acquisition of the GSS Shares).

(b)      Without limiting the generality of the foregoing Paragraph 5(a), Section 3.22(c) of the Agreement be and hereby is amended to read as follows:

c.      Know-How Necessary for the Business

(i)      The Intellectual Property Assets are all those necessary for the operation of the Acquired Companies’ businesses as they are currently conducted or as reflected in the business plan given to Buyer. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

(ii)      Part 3.22(c)(ii) of the Disclosure Letter sets forth a more specific description of GEI Know-How to be conveyed by the Seller to the Buyer pursuant to this Agreement.

(iii)      Except as set forth in Part 3.22(c)(iii) of the Disclosure Letter, all former and current employees of each Acquired Company have executed written Contracts with one or more of the Acquired Companies that assign to one or more of the Acquired Companies all rights to any inventions, improvements, discoveries, or information relating to the business of any Acquired Company. No employee of any Acquired Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than one or more of the Acquired Companies.

7.      COVENANTS OF SELLER PRIOR TO CLOSING DATE. Seller, as of the date of this Amendment, hereby confirms its compliance with the Covenants set forth in ARTICLE 5 of the Agreement to the date of this Amendment, and restates the covenants set forth therein effective as of the date of this Amendment, with the exception that when used therein, the term “Acquired Companies” or “each Acquired Company” refers only to GSE and GSS or, if there will be two Closings, GSE or GSS, as applicable.

8.      COVENANTS OF BUYER PRIOR TO CLOSING DATE. Buyer, as of the date of this Amendment, hereby confirms its compliance with the Covenants set forth in ARTICLE 6 of the Agreement to the date of this Amendment, and restates the covenants set forth therein effective as of the date of this Amendment.

9.      CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. The Conditions Precedent to Buyer’s Obligation to Close remain as stated in ARTICLE 7 of the Agreement, except that the terms “Acquired Companies” and “each Acquired Company” refer only to GSE and GSS or, if there will be two Closings, GSE or GSS, as applicable.

10.       GENERAL PROVISIONS. Seller and Buyer restate the General Provisions set forth in ARTICLE 11 of the Agreement to the date of this Amendment, with the exceptions that:

(a)      When used therein, the term “Acquired Companies” or “each Acquired Company” refers only to GSE and GSS or to either GSE or GSS, as applicable; and

(b)      Section 11.9(c) be and hereby is amended to read as follows:

(i)      To the extent that the Seller does not deliver the Disclosure Letter to the Buyer concurrently with the execution of this Agreement (or to the extent that the Disclosure Letter delivered concurrently with the execution of this Agreement is incomplete), the Seller must deliver the complete Disclosure Letter to the Buyer, with all attachments, schedules, exhibits and supplemental information within 60 days after the Seller and the Buyer have executed and delivered this Amendment (the “Disclosure Letter Delivery Deadline”). Any changes made to the Disclosure Letter, and any additions to or modifications thereof, must be acceptable to the Buyer in its reasonable discretion. If the Buyer does not object in writing to any changes or additions to or modifications of the Disclosure Letter within 30 days after having received the Disclosure Letter, the Buyer shall be deemed to have accepted the Disclosure Letter.

(ii)      If the Buyer elects to acquire GSE before acquiring GSS as permitted in Section 2.3, above, the Disclosure Letter referred to in 11.9(c)(i) may be limited to GSE. In any event, the Seller must deliver the Disclosure Letter for GSS not later than 60 days before the intended Closing Date for GSS.

11.      NO OTHER MODIFICATION. The Agreement remains in full force and effect except as specifically modified hereby.

12.      COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

Buyer:	Seller:
GENESIS SOLAR	GENESIS ENERGY INVESTMENTS, PLC
CORPORATION (formerly known
as Cogenco International, Inc.)

By: /s/ David W. Brenman	/s/ Matarits Tamás	/s/ Edward Mier-Jedrzejowicz
David W. Brenman, President	Dr. Matarits Tamás	Edward Mier-Jedrzejowicz
	Normal Independent Board	President and Chairman of
	Member	the Board
January 19, 2010	January 11, 2010	January 11, 2010